                                                                     EXHIBIT 3.3

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                      JONES INTERNATIONAL NETWORKS, LTD.
                       (As amended on February 21, 1997)

           These Restated Articles of Incorporation amend and restate in their entirety the Articles of Incorporation of Jones International Networks, Ltd. filed with the Colorado Secretary of State on November 10, 1993, and were duly adopted in accordance with the provisions of Section 7-110-103 and Section 7-110-107 of the Colorado Business Corporation Act. These Restated Articles of Incorporation contain amendments that were adopted by the shareholders of Jones International Networks, Ltd. on February 21, 1997, and the number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

                                   ARTICLE I

                                     NAME


           The name of the corporation is Jones International Networks, Ltd. (the "Corporation").

                                  ARTICLE II

                         JURISDICTION OF INCORPORATION


           The Corporation is organized under the laws of the State of Colorado.

                                  ARTICLE III

                                    DURATION

           The period of duration of the Corporation shall be perpetual.

                                   ARTICLE IV

                               REGISTERED OFFICE

          The address of the registered office of the Corporation in the State of Colorado is 9697 East Mineral Avenue, Englewood, Colorado 80112, and the name of the registered agent at such address is Elizabeth M. Steele.

                                   ARTICLE V

                                   PURPOSES

          The nature of the business or purposes of the Corporation is to engage in the transaction of all lawful business and to pursue any other lawful purpose or purposes for which a corporation may be organized under the laws of the State of Colorado. The Corporation shall have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned. The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the exercise of other and further rights and powers that may now or hereafter be allowed or permitted by law.

                                   ARTICLE VI

                               CAPITAL STRUCTURE

          6.1.        AUTHORIZED SHARES.  The total number of shares of capital
                      -----------------
stock that the Corporation shall have authority to issue is 57,000,000 shares, consisting of three classes of capital stock:

                      (a) 50,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

                      (b) 2,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"; and, together with the Class A Shares, the "Common Shares"); and

                      (c) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

          6.2.        DESIGNATIONS, PREFERENCES, ETC.  The designations,
                      -------------------------------
preferences, powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth in
Article VII and Article VIII below.

                                  ARTICLE VII

                                 COMMON SHARES

          7.1.        IDENTICAL RIGHTS.  Except as herein otherwise expressly
                      ----------------
provided in this Article VII, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

           7.2.       DIVIDENDS.
                      ---------

                      (a) When, as and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends. The Board of Directors of the Corporation may declare a dividend payable solely in Class A Shares to holders of both Class A Shares and Class B Shares.

                      (b) Dividends payable under this Paragraph 7.2 shall be paid to the holders of record of the outstanding Common Shares as their name shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph 7.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                      (c) Notwithstanding anything contained herein to the contrary, no dividends on Common Shares shall be declared by the Corporation's

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

Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

           7.3.       STOCK SPLITS.  Except as otherwise provided by Paragraph
                      ------------
7.2(a) above, the Corporation shall not in any manner

subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

           7.4.       LIQUIDATION RIGHTS.  Upon any voluntary or involuntary
                      ------------------
liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to these Restated Articles of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors in accordance with Article VIII below (for the purpose of fixing the voting rights, designations, preferences, and relative, participating, optional or other special rights of any series of Preferred Shares), the holders of Common Shares and the holders of any Preferred Shares with participation rights shall share ratably in all remaining assets of the Corporation available for distribution among the holders of shares, whether such assets are capital, surplus or earnings. For the purposes of this Paragraph 7.4, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the shareholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation as those terms are used in this Paragraph 7.4.

           7.5.       VOTING RIGHTS.
                      -------------

                      (a) On all matters submitted to the shareholders not requiring a class vote under applicable law, the holders of the Common Shares shall vote as a single class, with each Class A Share entitled to one vote and each Class B Share entitled to ten votes, except with respect to any Going Private Transaction (as such term is defined in subparagraph (b) below).

                      (b) With respect to any Going Private Transaction (as such term is defined herein), the holders of Class A Shares and the holders of Class B Shares shall vote as a single class, with each Class A Share and each Class B

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


Share entitled to one vote. For purposes of this Paragraph 7.5, the term "Going Private Transaction" shall mean any transaction between the Corporation and (i) Glenn R. Jones, (ii) any Affiliate of Glenn R. Jones (as such term is defined herein), or (iii) any group including Mr. Jones or Affiliates of Mr. Jones where the participation of such person or persons in such group would cause the transaction to be deemed to be a "Rule 13e-3 Transaction," that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. (S)240.13e-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended. For purposes of this Paragraph 7.5 and for purposes of Paragraph 7.7 below, the term "Affiliate" of Glenn R. Jones shall mean (i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with, Glenn R. Jones, and (ii) a child or grandchild (by blood, adoption or marriage) of Glenn R. Jones, or any trust for the benefit of one or more of the foregoing.

           7.6.       NO PREEMPTIVE OR SUBSCRIPTION RIGHTS.  No holder of Common
                      ------------------------------------
Shares shall be entitled to preemptive or subscription rights.

           7.7.       CONVERSION OF CLASS B SHARES.
                      ----------------------------

                      (a) AUTOMATIC CONVERSION. Each Class B Share shall convert
                          --------------------
automatically and without the requirement of any further action into one fully paid and non-assessable Class A Share (i) upon its sale, gift or other transfer to a party other than Glenn R. Jones or an Affiliate of Glenn R. Jones (as such term is defined in Paragraph 7.5 above), or (ii) upon the death of Glenn R. Jones. Each of the foregoing automatic conversion events shall be referred to hereinafter as an "Event of Automatic Conversion." Notwithstanding the foregoing, if a holder of Class B Shares desires to transfer such shares to a party that is not Glenn R. Jones or an Affiliate of Glenn R. Jones and have such shares retain their status as Class B Shares, such holder of Class B Shares may do so if the transfer is approved by a vote of a majority of the Class A Shares held by disinterested shareholders represented at a shareholders meeting called for such purpose. If a majority vote of the disinterested holders of the Class A Shares approves such a transfer, the automatic conversion provisions and procedures of this Paragraph 7.7 shall no longer be effective as to such Class B Shares and such Class B Shares shall no longer be subject to automatic conversion upon any subsequent transfer of such Class B Shares or upon the death of Glenn R. Jones.

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

                      (b) AUTOMATIC CONVERSION PROCEDURE. Promptly upon the
                          ------------------------------
occurrence of any Event of Automatic Conversion such that Class B Shares are converted automatically into Class A Shares, the holder of such Class B Shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation, at such office: (i) stating that the Class B Shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in Paragraph 7.7(a) of this Article VII, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificate or certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or the transferee as specified in such notice. To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred (such time being the "Conversion Time"). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record owner of such Class A Shares at and as of the Conversion Time, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder of the Class B Shares to deliver the certificates or the notice required by this subparagraph (b).

                      (c) VOLUNTARY CONVERSION. Each Class B Share shall be
                          --------------------
convertible, at the option of its holder, into one fully paid and non-assessable Class A Share at any time.

                      (d) VOLUNTARY CONVERSION PROCEDURE. At the time of a
                          ------------------------------
voluntary conversion, the holder of Class B Shares shall deliver to the office of the Corporation or of any transfer agent for the Class A Shares: (i) the certificate or certificates representing the Class B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to
the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class A Shares issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation of the Class B Shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class A Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class A Shares to such person.

                      (e) UNCONVERTED SHARES. In the event of the conversion of
                          ------------------
less than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 7.7, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

                      (f) NO REISSUE OF CLASS B SHARES. Class B Shares that are
                          ----------------------------
converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

                      (g) RESERVATION OF CLASS A SHARES. The Corporation hereby
                          -----------------------------
reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purposes of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation covenants that all of the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to ensure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Shares may be listed.

           7.8.       CONSIDERATION IN ANY MERGER, REORGANIZATION OR
                      ----------------------------------------------
RECAPITALIZATION.  The holders of the Class A Shares shall be entitled to
----------------
to per share voting rights) as the holders of the Class B Shares in any merger, reorganization or recapitalization of the Corporation. The Corporation shall not support any tender offer or exchange offer for shares of the Corporation in which the holders of the Class A Shares are not offered the same consideration (except with respect to per share voting rights) on a per share basis as the holders of the Class B Shares.

                                  ARTICLE VIII

                                PREFERRED SHARES

           Shares of Preferred Stock may be issued from time to time as determined by the Board of Directors. The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series and, in accordance with law and this Article VIII, to fix and determine the preferences, limitations and relative rights of the shares of any series of Preferred Stock, including but not limited to the following: (i) the distinctive designation of each series and the number of shares constituting such series; (ii) the rate and the time of payment of dividends, and any preferences, restrictions, conditions or limitations on dividends; (iii) whether shares are redeemable, and, if so, the price, terms and conditions of redemption; (iv) the amount payable upon shares in the event of liquidation, dissolution or winding-up of the Corporation; (v) sinking fund or other provisions, if any, for the redemption or purchase of shares; (vi) the terms and conditions on which shares may be converted, if the shares of any series are convertible; (vii) the voting powers, if any, of shares; and (viii) such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or any series of shares of Preferred Stock as the Board of Directors of the Corporation may lawfully fix and determine.

                                   ARTICLE IX

                                   AMENDMENTS

           The Corporation reserves the right to amend or repeal any provisions contained in these Restated Articles of Incorporation from time to time and at any time in the manner now or hereafter prescribed in these Restated Articles of Incorporation and by the laws of the State of Colorado, and all rights herein conferred upon shareholders are granted subject to such reservation.

                                   ARTICLE X

                                MAJORITY VOTING

           Any action proposed to be taken by the shareholders which, but for this Article X, would require a greater vote under the Colorado Business Corporation Act, as amended from time to time, may be taken by a majority of the votes to which the then outstanding shares, or any class or series thereof, are entitled.

                                   ARTICLE XI

                                   DIRECTORS

           The business and affairs of the Corporation shall be managed by a Board of Directors, the members of which shall be elected at the annual meeting of the shareholders, or at a special meeting called for that purpose. The number of directors shall be as stated in the Corporation's By-laws and the number of directors may be increased or decreased from time to time in the manner provided in the By-laws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                                  ARTICLE XII

                               CUMULATIVE VOTING

           Shareholders of the Corporation shall not have cumulative voting rights.

                                  ARTICLE XIII

                           RELATED PARTY TRANSACTIONS

           No contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, joint venture, trust, association, other entity, or employee benefit plan in which one or more of the Corporation's directors or officers are directors or officers or are in any similar managerial or fiduciary position or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors or officers are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose, so long as such contract or transaction satisfies the requirements explicitly set forth in the Colorado Business Corporation Act, as amended from time to time, for contracts between a corporation and its directors.

                                  ARTICLE XIV

                      LIMITATION OF LIABILITY OF DIRECTORS

           No director of the Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his or her fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to eliminate or diminish the defenses ordinarily available to a director or to deprive any director of any right he or she may have for contribution from any other director or other person. If the Colorado Business Corporation Act hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentences of this Article XIV, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article XIV shall not adversely affect any right or protection of a director of the Corporation under this Article XIV as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article XIV, prior to such repeal or modification.

                                   ARTICLE XV

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

           The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director or officer of the

Corporation or, while serving as a director or officer of the Corporation, such person is or was serving at the request of the Corporation or any of its subsidiaries as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or who has served the Corporation as a director, officer, employee, fiduciary or agent, and such person's estate and personal representative, to the extent and in the manner provided by any by-law, resolution of the shareholders or directors, contract or otherwise, so long as such provision is legally permissible.

           The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article XV.

           Executed at Englewood, Colorado on February 21, 1997.


                                   _____________________________
                                   Glenn R. Jones
                                   Chairman of the Board
                                   and Chief Executive Officer


ATTEST:



__________________________
Elizabeth M. Steele
Secretary


[SEAL]


(28547)

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